EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Continental Homes Holding Corp. 1986 and 1988 Stock Incentive Plans of our report dated November 7, 1997, with respect to the consolidated financial statements of D.R. Horton, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.



                              /s/ Ernst & Young LLP








Fort Worth, Texas
April 24, 1998